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                                                                   EXHIBIT 10.13
                                   UROCOR, INC.
                                    1999 MICP


- Target parameters to include total revenues at 33.3% weighting, operating income at 33.3% and performance to strategic parameters (ex. Capital formation, new products, corporate partnerships, new ventures, etc.) at 33.3%.

-    Provision for over achievement included as additional incentive.